Business Update and Third Quarter 2026 Results Monday, November 9, 2026 | 5:00 p.m. ET Midland, Texas | NASDAQ: ASTS EARNINGS CONFERENCE CALL The company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications

Forward Looking Statements This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST SpaceMobile’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated timing and performance of AST SpaceMobile’s Blacklift rocket, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) AST SpaceMobile’s ability to consummate the proposed transactions with Firefly Aerospace, Inc., to develop and build its own rockets on time, or at all, using the licensed engine technology, to develop, manufacture and deliver satellites for the J-LEO Constellation to meet the service standards and timeline required by the grant received by RAST, and to accurately estimate the costs necessary to fund the J-LEO Constellation; (iv) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (v) changes in applicable laws or regulations; (vi) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vii) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (viii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026, and the future reports that it may file from time to time with the SEC.AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026, and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release. Industry and Market Data This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. Forward-Looking Statements and Non-GAAP Measures LEGAL

Q3 2026 AT A GLANCE

AST SpaceMobile

Four Milestones That Define the Quarter

Service

Nationwide intermittent service activation in the United States and other key markets before year-end 2026

First step of coverage roll-out to strategic partners in the United States, Canada, Japan, Saudi Arabia and United Kingdom

Launch

Secured contracts to reach a total of over 100 BlueBird satellites deployed in aggregate during 2027 and 2028

Announced Blacklift, our own 20-ton reusable rocket using Miranda and Vira engines, starting in late 2028

Government

Secured United States priority DPAS rating for dual-use government and commercial satellite program

Awarded U.S. Space Force Contract for advanced space-based sensing capabilities (SB-AMTI) with ~$100 million in revenue

Capital

$1.0 billion in non-dilutive funding for satellite manufacturing and launch of midband satellites from the Japan Ministry of Internal Affairs and Communications

---

$42.3M
Q3 revenue

$3.2B
Cash, cash equivalents, and restricted cash

100+
BlueBirds under launch agreements

6 per month
BlueBird production rate targeted for December

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Message from Abel Avellan CHAIRMAN AND CEO “We advanced several important initiatives to support the global expansion of our space-based cellular broadband network and expect to work with all major mobile network operators in the United States and Europe, providing potential expansion of our commercial ecosystem of over 60 mobile network operators representing over 3 billion subscribers.” “On the manufacturing front, we are transitioning to full-scale ASIC integration beginning with BlueBird 34, while advancing production through BlueBird 51. We expect to achieve a production rate of six ASIC satellites per month in December of this year.” “Looking ahead, our priorities are to advance service readiness across our initial markets, complete the transition to ASIC-enabled production, and scale our constellation deployment.” HIGHLIGHTED PRIORITIES Advance service readiness across initial markets Complete the transition to ASIC-enabled production Scale constellation deployment Direct-to-device partner of choice for MNOs, technology leaders and the U.S. Government

COMMERCIAL SERVICE

AST SpaceMobile

Advancing to Service Readiness by Year-End 2026

Nationwide intermittent coverage expected in key markets by year-end 2026, leveraging mobile network infrastructure, spectrum, customer relationships and technology leadership.

- First step of coverage roll-out to strategic partners in the United States, Canada, Japan, Saudi Arabia and United Kingdom
- Expecting to work with all major mobile network operators in the United States and Europe, providing potential expansion of commercial ecosystem of over 60 mobile network operators representing over 3 billion subscribers
- Shared MNO spectrum and controlled MSS spectrum targeting ~100 MHz access in the U.S. and 60+ MHz access globally on a market-by-market basis

60+
Agreement with mobile network operators

3B+
Subscribers represented

~100
MHz spectrum access targeted in the U.S.

60+
MHz access targeted globally



NTN-TO-TN INTEGRATION WITH AT&T

AT&T

First-ever satellite beam handovers between ground and space

Validated handovers between ground-based (terrestrial) and space-based cellular broadband networks with partner AT&T, using everyday smartphones.

5 key markets

First coverage roll-out: United States, Canada, Japan, Saudi Arabia, United Kingdom

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A Global Gateway Network Built for Scale GROUND INFRASTRUCTURE More than 60 gateways deployed, installed, or in planning worldwide, supporting a global ecosystem of over 60 mobile network operators representing over 3 billion subscribers. 60+ Gateways deployed, installed or planned 60+ Mobile network operators 3B+ Subscribers represented Q3 REVENUE DRIVER Gateway deliveries and U.S. Government milestones JAPAN GATEWAY CANADA GATEWAY

ASIC Satellites Pulled Forward; Achieving Run-Rate Production in December MANUFACTURING Next-generation ASIC microns pulled forward to BlueBird 34 from BlueBird 50. ASIC INTEGRATION ROADMAP Block 1 and Block 2 In orbit today BlueBird 34 Full-scale ASIC integration begins BlueBird 50 Original ASIC plan (pulled forward) BlueBird 51 Production horizon as of 11/09/2026 10x Processing bandwidth improvement vs. in-orbit Block 1 BlueBirds 6 / mo BlueBird production rate expected in December 2026 BB 51 Now in production through BlueBird 51 in Texas 2 Factories running full shifts to reach run-rate production

Scaling BlueBird Production in Texas MANUFACTURING Two factories running full shifts to reach run-rate production of six ASIC satellites per month in December 2026. 2 Factories running full shifts BB 51 Now in production in Texas 6 / mo BlueBird production rate expected in December 2026 10x Processing bandwidth with ASIC MICRON ASSEMBLY Micron assembly on the factory floor NEW CONSTRUCTION Manufacturing and integration site SATELLITE ASSEMBLY BlueBird manufacturing on the factory floor

TECHNOLOGY

More Microns to Orbit, on the Largest Phased Arrays Ever Deployed in Low Earth Orbit

The ability to deploy more microns to orbit, faster and cheaper, on larger arrays than any satellite manufacturer in history.

200+ microns
Form the phased array for one Block 2 BlueBird satellite

2,000+ microns
On orbit today, growing to 11,000+ with ~45 satellites by middle 2027

~20,000 sq ft
Combined aperture hardware in space today

Purpose-built
Designed for D2D from inception, for on-orbit resilience and manufacturing scale

Largest in LEO[1]
~2,400 sq ft enables digital beamforming across multiple frequencies

End result
True space-based cellular broadband, not just basic texting

ARRAY SIZE TO SCALE

A Block 2 BlueBird satellites is approximately 24x the footprint of a car, or the size of a tennis court.


Human
~6 feet tall
Micron
~9 sq. ft.
Car
~100 sq. ft.
Block 1 satellite
~700 sq. ft.
Block 2 satellite
~2,400 sq. ft.

[1] Largest phased arrays ever deployed in low Earth orbit (LEO)

AST SpaceMobile | Q3 2026 Business Update | NASDAQ: ASTS
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BlueBirds Are on the Move CONSTELLATION DEPLOYMENT Launch agreements now cover over 100 BlueBird satellites expected to be deployed cumulatively between 2027 and 2028. DPAS RATING BlueBirds 20–25 shipping during December and January for expected DPAS-rated dual-use launches during Q1 2027 IN ORBIT BlueBirds 1, 2, 3, 4, 5, 6, 8, 9, 10, 11, 12, 13 Unfolded successfully and in operations in orbit SEPT 2026 BlueBirds 14, 15, 16 shipped to Cape Canaveral in September 2026 awaiting SpaceX launch date confirmation END NOV 2026 BlueBirds 17, 18, 19 to ship by end of November 2026 for a Blue Origin launch expected in early Q1 2027 MID-2027 ~45 BlueBirds Targeted in orbit 2027–2028 100+ BlueBirds Cumulative deployment under launch agreements LATE 2028 Blacklift Own rocket begins launches MIDLAND, TEXAS Antonov arrives at AST SpaceMobile DPAS DEC AND JAN BlueBirds 20, 21, 22, 23, 24, 25 Expected DPAS-rated dual-use launches during Q1 2027

LAUNCH ACCESS

AST SpaceMobile

Blacklift: Regular, Unconstrained Access to Orbit with Attractive Owners' Economics

Blacklift

AST SpaceMobile's purpose-built, reusable rocket to deploy BlueBird satellites into low Earth orbit.

20-ton	Reusable rocket
Up to 5	BlueBirds per launch
Late 2028	First orbital launch
Miranda + Vira	Engines with over a decade of development and proven flight heritage

WHY IT MATTERS

- Greater control over launch availability and deployment schedules
- Attractive ownership economics over launch
- Complements launch agreements with SpaceX, Blue Origin and others for 2027 and 2028



Miranda hot-fire test



Miranda rocket engine

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MARKET EXPANSION

AST SpaceMobile

Expanding Scope of Services and Total Addressable Market

Positioning AST SpaceMobile as the partner-of-choice for global mobile network operators, technology leaders and the United States Government.



U.S. GOVERNMENT

Space-based connectivity for communications and non-communications use cases

U.S. GOVERNMENT

~$100M

U.S. Space Force contract for advanced space-based sensing (SB-AMTI) — with 16 U.S. Government awards to date.

INTERNATIONAL

S-band + IMT

Growing partnership strategy through combined S-band and IMT spectrum allocations in markets like Brazil and Colombia.

TECHNOLOGY

Largest arrays

Largest phased arrays in LEO with ASIC microns address a dramatically expanded TAM beyond direct-to-device.

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FINANCIAL RESULTS Non-GAAP. See appendix for a reconciliation. Adjusted operating expenses is equal to total operating expense adjusted to exclude depreciation and amortization, loss on involuntary conversion, and stock based-compensation expense. Depreciation and amortization for the three months ended September 30, 2026 and June 30, 2026 was $25.1 million and $20.7 million, respectively. Loss on involuntary conversion was less than $0.1 million and $125.9 million for three months ended September 30, 2026 and June 30, 2026, respectively. Stock-based compensation for the three months ended September 30, 2026 and June 30, 2026 consisted of $27.6 million and $30.1 million of engineering services costs, $23.6 million and $33.0 million of general and administrative costs, and $1.1 million and $0.4 million of cost of revenues, respectively. Non-GAAP. See appendix for a reconciliation. Adjusted operating expenses, excluding Adjusted cost of revenues is equal to total operating expense adjusted to exclude depreciation and amortization expense, loss on involuntary conversion, stock based-compensation expense, and Adjusted cost of revenues. Adjusted operating expenses in Q3 2026 and Q2 2026 included cost of revenue related to our products and services revenue during the quarter. If you further adjust for these costs, our Adjusted operating expenses, excluding Adjusted cost of revenues were closer to $109.4 million during Q3 2026 and $95.9 million during Q2 2026, respectively. Gross property and equipment as of September 30, 2026, December 31, 2025, and September 30, 2025 was approximately $2,591.7 million, $1,572.5 million, and $1,165.8 million, respectively. Accumulated depreciation and amortization as of September 30, 2026, December 31, 2025, and September 30, 2025 was approximately $236.8 million, $173.7 million, and $158.0 million, respectively. Capital expenditures during Q2 2026 adds back decrease in gross balance due to BB7 write off. Cash Position as of September 30, 2026 and June 30, 2026 includes $434.6 million of restricted cash. Capital Expenditures3 Liquidity4 $M $B Operating and Capital Metrics $M Adj. Operating Expenses1 $95.92 $109.42

APPENDIX

AST SpaceMobile

Reconciliation to Non-GAAP Measures

ADJ. OPERATING EXPENSES - 3 MONTHS ENDED

($ in thousands)	Sep 30, '26	Jun 30, '26	Sep 30, '25
Cost of revenues (exclusive of items shown below)	25,314	23,567	5,511
Engineering services costs	95,788	87,286	40,836
General and administrative costs	55,705	63,901	29,822
Research and development costs	9,094	7,768	5,530
Depreciation and amortization	25,078	20,664	12,716
Loss on involuntary conversion	47	125,911	-
Total operating expenses	**211,026**	**329,097**	**94,415**
Less: Depreciation and amortization	(25,078)	(20,664)	(12,716)
Less: Stock-based compensation expense [1]	(52,338)	(63,467)	(13,987)
Less: Loss on involuntary conversion	(47)	(125,911)	-
Total adj. operating expenses	**133,563**	**119,055**	**67,712**
Less: Adjusted cost of revenues[2]	(24,177)	(23,173)	-
Total adj. operating expenses, excluding Adjusted cost of revenues	**109,386**	**95,882**	**67,712**

ADJ. OPERATING EXPENSES - 9 MONTHS ENDED

($ in thousands)	Sep 30, '26	Sep 30, '25
Cost of revenues (exclusive of items shown below)	60,530	5,803
Engineering services costs	267,171	96,346
General and administrative costs	163,263	75,448
Research and development costs	23,990	19,058
Depreciation and amortization	63,357	35,394
Loss on involuntary conversion	125,958	-
Total operating expenses	**704,269**	**232,049**
Less: Depreciation and amortization	(63,357)	(35,394)
Less: Stock-based compensation expense [3]	(171,158)	(32,338)
Less: Loss on involuntary conversion	(125,958)	-
Total adj. operating expenses	**343,796**	**164,317**
Less: Adjusted cost of revenues[2]	(58,733)	-
Total adj. operating expenses, excluding Adjusted cost of revenues	**285,063**	**164,317**

FOOTNOTES

1. Stock-based compensation for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025 consisted of $27.6 million, $30.1 million, and $8.0 million of engineering services costs, $23.6 million, $33.0 million, and $6.0 million of general and administrative costs, and $1.1 million, $0.4 million, and $0.0 million of cost of revenues, respectively.
2. Adjusted cost of revenues is equal to cost of revenues adjusted to exclude stock based-compensation expense.
3. Stock-based compensation for the nine months ended September 30, 2026 and 2025, respectively, consisted of $96.9 million and $15.4 million of engineering services costs, $72.4 million and $16.9 million of general and administrative costs, and $1.8 million and $0.0 million of cost of revenues, respectively.

AST SpaceMobile | Q3 2026 Business Update | NASDAQ: ASTS

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Questions and Answers Thank you for joining the AST SpaceMobile Q3 2026 Business Update Investor contact: investors@ast-science.com Media contact: Allison Worldwide | ASTSpaceMobile@allisonpr.com Webcast archive: ast-science.com/investors AST SpaceMobile | Q3 2026 Business Update | NASDAQ: ASTS